W-_____

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF LEGAL COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                            STRATEGIA CORPORATION

           ------------------------------------------------------------

                           STOCK PURCHASE WARRANT

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I.     Grant.

     Strategia Corporation, a Kentucky corporation (the "Corporation"), for value received hereby grants to _________________________, or its registered assigns (the "Holder") under the terms herein, and subject to future dilution, the right to purchase _____ Shares (the "Shares") of the Corporation's common stock ("Common Stock") at the following prices per share as of the following times:

                                                  Purchase
     Calendar Year                             Price Per Share

         1997                                       $2.50
         1998                                       $3.00
         1999                                       $3.50
         2000                                       $4.00
         2001                                       $4.50

II.     Expiration.

     The right to exercise this Warrant shall expire on June 30, 2001.

III.    Exercise Procedure.

     This Warrant may be exercised in whole or in part in increments of at least 300 Shares by presenting it and tendering the Purchase Price in legal tender or by bank cashier's or certified check for the number of Shares purchased at the principal office of the Corporation along with a written subscription substantially in the form of Appendix A attached hereto.


     The Corporation shall promptly issue and deliver at its expense (including the payment of issue taxes) the proper number of Shares, and such Shares shall be deemed issued for all purposes as of the opening of business on the date on which this Warrant is exercised (the "Exercise Date") notwithstanding any delay in the actual issuance.

IV.     Adjustments in Certain Events.

     The number, class, and price of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

     (a) If the outstanding shares of the Corporation's Common Stock are divided into a greater number of Shares or a dividend in stock is paid on the Common Stock, the number of Shares obtainable on exercise of the Warrants shall be proportionately increased and the Purchase Prices in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of Shares obtainable upon exercise of the Warrants shall be proportionately reduced and the Purchase Prices in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. The increases and reductions provided for in this subsection IV
(a) shall be made with the intent and, as nearly as practicable, with the effect that neither the percentage of the total equity of the Corporation obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise shall be affected by any event described in this subsection IV(a).

     (b) No adjustment of the Purchase Prices will be made if the amount of the adjustment is less than one cent per share, but in that case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next adjustment of the Purchase Price which, together with any adjustment carried forward, amounts to one cent per share or more.

     (c) In case of any change in the Common Stock of the Corporation through merger, share exchange, reclassification, reorganization, partial or complete liquidation, or other similar change in the capital structure of the Corporation (not including the issuance of additional shares of Common Stock by the Corporation other than by stock split or stock dividend), then, as a condition of the change in the capital structure of the Corporation, lawful and adequate provision shall be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such merger, share exchange, reclassification, reorganization, recapitalization, or other change in the capital structure, he had held the number of Shares obtainable upon the exercise of the Warrants. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants. The Corporation will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder of this Warrant Certificate, if not the Corporation, agrees to be bound by and comply with the provisions of this Warrant Certificate. If any change in capital structure to which this subsection IV(c) applies involves an election on the part of the Corporation's securities holders which would have been made by the Holder if, immediately prior to the record date with respect to such election, the Holder exercised the Warrants in full, then Holder shall, on or before the election date, make an election as if he had exercised the Warrants in full and the Warrants shall thereafter be exercisable to purchase the securities or other property which the Holder would have received had he exercised the Warrants immediately prior to the record date with respect to the change in capital structure and made the same election.

     (d) When any adjustment is required to be made in the number of Shares, other securities, or the property purchasable upon exercise of the Warrants, the Corporation shall promptly determine the new number of shares or other securities or property purchasable upon exercise of the warrants and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of shares or other securities or property purchasable upon exercise of the Warrants and (ii) cause a copy of such statement to be mailed to Holders within thirty (30) days after the date when the event giving rise to the adjustment occurred.

     (e) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of any Warrants, but the Corporation shall pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the high bid and low asked prices in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

     (f) If preferred securities of the Corporation or securities of any subsidiary of the Corporation are distributed pro rata to holders of any or all of the Corporation's securities, such number of securities shall be distributed to the Holder or his assignee upon exercise of his rights hereunder as such Holder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to such distribution. The provisions with respect to adjustment of the Corporation's Common Stock provided in this section IV shall also apply to the preferred securities and securities of any subsidiary to which the Holder or his assignee shall be entitled under this subsection IV(f).

     (g) Notwithstanding anything herein to the contrary, there shall be no adjustment made hereunder on account of the sale and issuance of the Shares or other securities purchasable upon exercise of the Warrants.

V.      Reservation of Shares.

     The Corporation agrees that the number of shares of Common Stock or other securities sufficient to provide for the exercise of the Warrants upon the basis set forth above shall at all times during the term of the Warrants be reserved for exercise.

VI.     Registration Rights.

     Holders of Warrants shall have the right, one time, upon the demand of Holders of at least 25% of the Corporation's Warrants to cause the Corporation to register (the Demand Registration") Corporation's common stock issuable upon exercise of the Warrants (the "Registrable Securities") under the Securities Act of 1933, as amended (the "Act"). In addition, for a period of five (5) years following the date of issuance of the Warrants, if the Corporation registers any of its securities under the Act (other than pursuant to a registration solely covering shares issued pursuant to a benefit plan, for acquisitions by the Corporation or for similar corporate purposes), and the registration form to be used may be used for registration of the Registrable Securities, the Corporation shall, upon the request of the Holders, register the Registrable Securities (the "Piggy-back Registration"). The Corporation shall give written notice to the Holders of its intention to affect the Piggy-back, Registration and shall include in such Piggy-back Registration all of the Registrable Securities with respect to which the Corporation has received a written request for inclusion therein within fifteen (15) days after delivery of the Corporation's notice, provided, however, that if the inclusion of such Registrable Securities would, in the opinion of the underwriters, adversely affect the ability of the underwriters of a public offering of the Corporation's securities to market all of the securities to be registered, then the Corporation shall not be required to make the Piggy-back Registration. The Corporation shall pay the expenses of the Demand and Piggy-back Registrations, except for fees of legal counsel and other advisors engaged by the Holders and the Holders' prorated share of any underwriters' discount or commissions. In any Demand or Piggy-back Registration, the participating Holders shall cooperate in furnishing any required information to the Corporation and shall indemnity the Corporation against all claims, damages, losses, expenses, etc., arising out of any material untrue statement or omissions made on the basis of information furnished by the Holders.

VII.    Sale of Warrant or Shares.

     Neither this Warrant nor the Shares have been registered under the Act, or under the securities laws of any state. Neither this Warrant nor the Shares when issued may be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement for this Warrant or the Shares, as the case may be, under the Act and such registration or qualification as may be necessary under the securities laws of any state, or
(ii) an opinion of counsel reasonably satisfactory to the Corporation that such registration or qualification is not required. The Corporation shall cause a certificate or certificates evidencing all or any of the Shares issued upon exercise of the rights herein prior to said registration and qualification of such shares to bear the following legend:

     The shares evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. The shares may not be sold, transferred, pledged or hypothecated or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel reasonably satisfactory to the Corporation that the transaction would not be in violation of the Act or any applicable state securities law.

VIII.   Transfer.

     This Warrant shall be registered on the books of the Corporation which shall be kept at its principal office for that purpose, and shall be transferable in whole or in part but only on such books by the Holder in person or by the Holder's duly authorized attorney with written notice substantially in the form of Appendix B attached hereto, and only in compliance with the preceding paragraph. The Corporation may issue appropriate stop orders to its transfer agent to prevent a transfer in violation of the preceding paragraph.

IX.     Replacement of Warrant.

     At the request of the Holder and on production of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft, or destruction) if required by the Corporation, upon delivery of an indemnity agreement with a surety in such reasonable amount as the Corporation may determine, the Corporation, at its expense, will issue a new Warrant of like tenor in lieu thereof.

X.      Investment Covenant.

     The Holder by its acceptance hereof covenants that this Warrant is, and any Shares issued hereunder will be, acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulation.

XI.     Notice.

     Any notices required or permitted to be given hereunder shall be in writing and may be serviced personally or by mail; and if serviced shall be addressed as follows:

If to the Corporation:

     10301 Linn Station Road
     P.O. Box 37144
     Louisville, Kentucky 40232-7144
     Attention: President

If to the Holder:

___________________________
___________________________
___________________________

     Any notice so given by mail shall be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

XII.    Applicable Law.

     This Warrant shall be construed according to the laws of the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed on its behalf, in its corporate name, by its President, and its corporate seal to be hereunto affixed and the said seal to be attested by its Secretary, as of this 30th day of June, 1996.


ATTEST:                                    STRATEGIA CORPORATION


By:_________________________________By:____________________________________
      Secretary                            President


[Seal]

                                   Appendix A

IRREVOCABLE SUBSCRIPTION

To:     STRATEGIA CORPORATION
        Louisville, Kentucky

Gentlemen:

The undersigned hereby elects to exercise his right under the attached Warrant
by purchasing                        shares of the common stock of your
company, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of

(Name)

(Address)

(Taxpayer Number)

and delivered to

(Name)

(Address)

The exercise price of $                            is enclosed.

Date:

Signed: __________________

(Address)

(Signature)

                                    Appendix B

ASSIGNMENT

for value received _________________ hereby assigns to

(Name)

(Address)

                                the attached Warrant together with all right,
title and interest therein, and does hereby irrevocably
appoint                        attorney to transfer said Warrant on the books
of Strategia Corporation, with full power of substitution in the premises.

Done this        day of                                  .

Signed:

By:

Its: